EXHIBIT 99.1

GENERAL FINANCE CORPORATION TO PRESENT AT D.A. DAVIDSON’S 18TH ANNUAL
DIVERSIFIED INDUSTRIALS & SERVICES CONFERENCE

PASADENA, CA – September 12, 2019 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), announced today that Jody Miller, President and Chief Executive Officer and Charles Barrantes, Executive Vice President and Chief Financial Officer, will be attending the upcoming D.A. Davidson’s 18th Annual Diversified Industrials & Services Conference to be held at the Palmer House Hilton in Chicago, on Thursday, September 19th, 2019.

Management will be attending one-on-one meetings with investors throughout the day. To receive additional information or to schedule a one-on-one meeting, please contact Larry Clark at lclark@finprofiles.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned Royal Wolf (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc.(www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns Southern Frac, LLC(www.southernfrac.com), a manufacturer of portable liquid storage tank containers and, under the trade name Southern Fabrication Specialties (www.southernfabricationspecialties.com), other steel-related products in North America.

Investor Contact

Larry Clark
Financial Profiles, Inc.
(310) 622-8223